Ex. 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Bellerophon Therapeutics, Inc.
We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.
/s/ KPMG LLP
Short Hills, New Jersey

October 24, 2017